UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market
Warrants to purchase Common Stock	DMTKW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 17, 2019, DermTech, Inc., or the Company, entered into the Fourth Amendment to Lease, or the Fourth Amendment, with HCP Torrey Pines, LLC, or the Lessor, retroactively dated as of September 10, 2019, which amends that certain Standard Multi-Tenant Office Lease—Net, dated as of January 25, 2013, by and between the Company and the Lessor, or the Initial Lease Agreement, as amended by that certain Addendum to Lease dated January 25, 2013, that certain First Amendment dated January 30, 2014, that certain Assignment, Consent to Assignment and Second Amendment dated November 21, 2016, and that certain Third Amendment to Lease dated August 6, 2019, or collectively the First Three Amendments. The Initial Lease Agreement, as amended by the First Three Amendments, is referred to herein as the Lease Agreement. The Fourth Amendment amends the Lease Agreement to, among other things, expand the size of the existing premises by adding approximately 2,171 square feet, or the Expansion Premises. The Fourth Amendment also increased the base rent amount by $8,358.35 per month during the first year following delivery of the Expansion Premises, by $8,618.87 per month during the second year following delivery of the Expansion Premises and by $8,857.68 per month during the third partial year following delivery of the Expansion Premises. In addition to the monthly base rent, pursuant to the Fourth Amendment, the Company will pay to the Lessor as additional rent for the Expansion Premises a proportionate share of the operating expenses of the building in which the premises are located in an amount equal to 2.35% of such operating expenses. Additionally, the Fourth Amendment increased the security deposit under the Lease Agreement by $12,921.00 from $71,396.00 to $84,317.00. Except as amended by the Fourth Amendment, all other terms and provisions of the Lease Agreement remained unchanged.

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by the full text of the Fourth Amendment, which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

10.1	Fourth Amendment to Lease, dated as of September 10, 2019, by and between the registrant and HCP Torrey Pines, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: September 23, 2019	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer